                                                                        Reg S-K
                                                                        Item 601
                                                                      Exhibit 22

                            BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                               December 31, 1993


                                                                                   State of
            Company Name                                                        Incorporation
            ------------                                                        -------------
Berkshire Hathaway Credit Corporation                                              Nebraska
BHSF, Inc.                                                                         Delaware
BH Shoe Holdings, Inc.                                                             Delaware
Blue Chip Stamps                                                                   California
Borsheim's Jewelry Company, Inc.                                                   Nebraska
Campbell Hausfeld/Scott Fetzer Company                                             Delaware
Central States Indemnity Co. of Omaha                                              Nebraska
Central States of Omaha Companies, Inc.                                            Nebraska
Columbia Insurance Company                                                         Nebraska
Continental Divide Insurance Company                                               Colorado
Cornhusker Casualty Company                                                        Nebraska
Cypress Insurance Company                                                          California
Dexter Shoe Company                                                                Maine
The Fechheimer Brothers Company (2)                                                Delaware
H. H. Brown Shoe Company, Inc.                                                     Delaware
Isabela Shoe Corporation                                                           Delaware
Lowell Shoe, Inc.                                                                  New Hampshire
MSMLMIC                                                                            California
National Fire & Marine Insurance Company                                           Nebraska
National Indemnity Company                                                         Nebraska
National Indemnity Company of the South                                            Florida
National Indemnity Company of Mid-America                                          Minnesota
National Liability and Fire Insurance Company                                      Illinois
Nebraska Furniture Mart, Inc.                                                      Nebraska
Oak River Insurance Company                                                        Nebraska
OCSAP,  Ltd                                                                        Maine
Redwood Fire and Casualty Insurance Company                                        Nebraska
The Scott Fetzer Company                                                           Delaware
Scott Fetzer Financial Group, Inc.                                                 Delaware
See's Candies, Inc.                                                                California
See's Candy Shops, Incorporated                                                    California
Wesco Financial Corporation                                                        Delaware
Wesco-Financial Insurance Company                                                  Nebraska
Wesco Holdings Midwest, Inc.                                                       Nebraska
World Book/Scott Fetzer Company                                                    Nebraska

     (1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.

     (2) The names have been omitted of 30 wholly-owned U.S. subsidiaries of The Fechheimer Brothers Company, each of whom operated in the business of uniform manufacturing and/or distribution.